                                                                  Exhibit 4.14.2

                                                                  EXECUTION COPY

                          SECOND SUPPLEMENTAL INDENTURE

                      TO INDENTURE DATED AS OF MAY 18, 2001

         SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of December 31, 2001, among (i) Radio One of Texas I, LLC, a Delaware limited liability company ("ROTEX1LLC"), Radio One of Texas II, LLC, a Delaware limited liability company ("ROTEXI1LLC"), Radio One of Texas, L.P., a Delaware limited partnership ("ROTEXLP"), Radio One of Indiana, L.P., a Delaware limited partnership ("ROINDLP"), Radio One of Indiana, LLC, a Delaware limited liability company ("ROINDLLC"), and Satellite One, L.L.C., a Delaware limited liability company ("SATONELLC," and together with ROTEX1LLC, ROTEXI1LLC, ROTEXLP, ROINDLP and ROINDLLC, the "Guaranteeing Subsidiaries", and each a "Guaranteeing Subsidiary"), each of which Guaranteeing Subsidiaries is either a direct or indirect subsidiary of Radio One, Inc. (the "Company"), (ii) the Company, (iii) the other Guarantors (as defined in the Indenture referred to herein) (the "Existing Guarantors"), and (iv) The Bank of New York (as successor to United States Trust Company of New York), as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of May 18, 2001, providing for the issuance of an aggregate principal amount of up to $500.0 million of 8 7/8% Senior Subordinated Notes due 2011 (the "Notes"), and a first supplemental indenture, dated as of August 10, 2001 (the "First Supplemental Indenture") (such indenture, as supplemented by the First Supplemental Indenture, shall hereinafter be referred to as the "Indenture");

         WHEREAS, in an effort to optimize its organizational structure, the Company has caused the following actions to be taken (collectively, the "Restructuring"):

          (i) effective as of December 17, 2001, three of the five recently formed Guaranteeing Subsidiaries, ROTEXILLC, ROTEXIILLC and ROTEXLP (collectively, the "New Texas Guaranteeing Subsidiaries"), issued equity interests to the Company and/or other New Texas Guaranteeing Subsidiaries as set forth in Part I of Schedule A attached hereto (the "Texas Formations").

          (ii)  effective as of December 31, 2001:

                (A) the three remaining recently formed Guaranteeing
                    Subsidiaries, ROINDLP, ROINLLC and SATONELLC (collectively, the "Other New Guaranteeing Subsidiaries"), issued equity interests to the Company, an Existing Guarantor and/or other Guaranteeing Subsidiaries as set forth in Part II of Schedule A attached hereto (the "Other Formations," and together with the Texas Formations, the "Formations");

                (B) certain of the Existing Guarantors have merged into the
                    Company or other Existing Guarantors as set forth on Schedule B attached hereto (the "Mergers"); and

                (C) certain of the Existing Guarantors converted from
                    corporate form into limited liability company form as set forth on Schedule C attached hereto (the "Conversions").

         WHEREAS, the Board of Directors of the Company has deemed the Restructuring to be advisable and in the best interest of the Company, and in accordance with Section 4.13 of the Indenture, has determined that the preservation of any right, license or franchise, or the corporate or partnership existence of any of the Subsidiaries, lost as a result of the Mergers or the Conversions is no longer desirable in the conduct of the business of the Company and Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes;

         WHEREAS, the Indenture provides that under certain circumstances, including circumstances such as the Formations, each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary (and, for purposes of subsection (i) of the Section, each Guaranteeing Subsidiary and each Existing Guarantor party to the First Supplemental Indenture) hereby agrees as follows:

                  (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                           (i) the principal of and interest, and premium, if
                 any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (ii) in case of any extension of time of payment or
                 renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and
         (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

                  (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                  (i) Notwithstanding anything to the contrary contained herein, pursuant to Section 11.02 of the Indenture, the Obligations of each Guaranteeing Subsidiary created hereunder (and the Obligations of each Existing Guarantor under the First Supplemental Indenture created thereunder) shall be junior and subordinate to the Senior Guarantee of such Guarantor on the same basis as the Notes are junior and subordinate to Senior Debt of the Company.

                  (j) Pursuant to Section 11.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such

         Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

         3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees to execute the Subsidiary Guarantee as provided by Section 11.04 of the Indenture and Exhibit E thereto and to recognize that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         4.      GUARANTEEING SUBSIDIARY mAY CONSOLIDATE, eTC. ON CERTAIN TERMS.

                 (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                           (i) subject to Sections 11.05 and 11.06 of the
                 Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

                           (ii) immediately after giving effect to such
                 transaction, no Default or Event of Default exists.

                 (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                 (c) Except as set forth in Articles 4 and 5 and Section 11.06 of Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         5.      RELEASES.

                 (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

                  (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

         6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         7. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Supplemental Indenture, the Notes, the Subsidiary Guarantees or the transactions contemplated hereby and thereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 13.02 of the Indenture, together with written notice of such service to such party, shall be deemed effective service of process upon such party. Each of the parties hereto irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture, the Notes, the Subsidiary Guarantees or the transactions contemplated hereby and thereby.

         9. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         11. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                            RADIO ONE OF TEXAS, LP

                            By:  RADIO ONE OF TEXAS I, LLC,
                                    ITS GENERAL PARTNER

                            By:     /s/ Alfred C. Liggins, III
                                 ---------------------------------------
                            Name:  Alfred C. Liggins, III
                            Title: President and Chief Executive Officer


                            RADIO ONE OF INDIANA, LP

                            By:  RADIO ONE, INC.
                                    ITS GENERAL PARTNER

                            By:     /s/ Alfred C. Liggins, III
                                 ---------------------------------------
                            Name:  Alfred C. Liggins, III
                            Title: President and Chief Executive Officer


                            RADIO ONE OF TEXAS I, LLC
                            RADIO ONE OF TEXAS II, LLC
                            RADIO ONE OF INDIANA, LLC
                            SATELLITE ONE, L.L.C.

                            By:     /s/ Alfred C. Liggins, III
                                 ---------------------------------------
                            Name:  Alfred C. Liggins, III
                            Title: President and Chief Executive Officer



                            RADIO ONE, INC.

                            By:     /s/ Alfred C. Liggins, III
                                 ---------------------------------------
                            Name:  Alfred C. Liggins, III
                            Title: President and Chief Executive Officer

                         RADIO ONE LICENSES, LLC
                               (FORMERLY RADIO ONE LICENSES, INC.)
                         BELL BROADCASTING COMPANY
                         RADIO ONE OF DETROIT, LLC
                               (FORMERLY RADIO ONE OF DETROIT, INC.)
                         RADIO ONE OF ATLANTA, LLC
                               (FORMERLY RADIO ONE OF ATLANTA, INC.)
                         ROA LICENSES, LLC
                               (FORMERLY ROA LICENSES, INC.)
                         RADIO ONE OF CHARLOTTE, LLC,
                         RADIO ONE OF AUGUSTA, LLC
                               (FORMERLY RADIO ONE OF AUGUSTA, INC.)
                         CHARLOTTE BROADCASTING, LLC
                               (FORMERLY DAVIS BROADCASTING OF CHARLOTTE, INC.)

                         RADIO ONE OF NORTH CAROLINA, LLC
                               (FORMERLY RADIO ONE OF NORTH CAROLINA, INC.)
                         RADIO ONE OF BOSTON, INC.
                         RADIO ONE OF BOSTON LICENSES, LLC
                               (FORMERLY RADIO ONE OF BOSTON LICENSES, INC.)
                         BLUE CHIP MERGER SUBSIDIARY, INC.
                         BLUE CHIP BROADCAST COMPANY
                         BLUE CHIP BROADCASTING, LTD.
                         BLUE CHIP BROADCASTING LICENSES, LTD.
                         BLUE CHIP BROADCASTING LICENSES II, LTD.

                         By:     /s/ Alfred C. Liggins, III
                              ---------------------------------------
                         Name:   Alfred C. Liggins, III
                         Title:  President and Chief Executive Officer


                         THE BANK OF NEW YORK
                           as Trustee

                         By:     /s/ Authorized Signer
                              ---------------------------------------
                                 Authorized Signer

                                                                      Schedule A
                                                                      ----------

                             SCHEDULE OF FORMATIONS
                             ----------------------

                          PART I: The Texas Formations

         The recently formed New Texas Guaranteeing Subsidiaries have had the below-listed equity ownership at all times since December 17, 2001.


Guaranteeing Subsidiary                                       Ownership Interest

----------------------------------------------------------    --------------------------------------------------------
Radio One of Texas I, LLC                                     100% of Units held by Radio One, Inc.

Radio One of Texas II, LLC                                    100% of Units held by Radio One, Inc.

Radio One of Texas, LP                                        1% of  partnership  interest held by Radio One of Texas
                                                              I, LLC, its general partner

                                                              99% of partnership  interest held by Radio One of Texas
                                                              II, LLC, its limited partner



                          PART II: The Other Formations

         The recently formed Other New Guaranteeing Subsidiaries have the below-listed equity ownership effective as of December 31, 2001.

Guaranteeing Subsidiary                                       Ownership Interest

----------------------------------------------------------    --------------------------------------------------------
Radio One of Indiana, LLC                                     100% of Units held by Radio One of Indiana, L.P.

Radio One of Indiana, L.P.                                    99% of  partnership  interest held by Radio One,  Inc.,
                                                              its general partner

                                                              1% of  partnership  held by Radio One of Texas II, LLC,
                                                              its limited partner

Satellite One, L.L.C.                                         100% of Units held by Radio One, Inc.


                                                                      Schedule B
                                                                      ----------

                               SCHEDULE OF MERGERS
                               -------------------

         The below-listed Existing Guarantors were merged into the Company or other Existing Guarantors effective as of December 31, 2001.

Merged Existing Guarantor                                  Entity into which Existing Guarantor was Merged

------------------------------------------------------     -----------------------------------------------------------
WYCB Acquisition Corporation                               Radio One, Inc.

Broadcast Holdings, Inc.                                   Radio One Licenses, Inc. (*)

Allur-Detroit, Inc.                                        Bell Broadcasting Company

Allur Licenses, Inc.                                       Radio One of Detroit, Inc. (*)

Dogwood Communications, Inc.                               Radio One of Atlanta, Inc. (*)

Dogwood Licenses, Inc.                                     ROA Licenses, Inc. (*)


         * Entity to be converted into a limited liability company immediately following the merger (see Schedule C - Schedule of Conversions)

                                                                      Schedule C
                                                                      ----------

                             SCHEDULE OF CONVERSIONS
                             -----------------------

         The below-listed entities converted from corporate form to limited liability company effective as of December 31, 2001.

Pre-conversion Entity                                         Post-Conversion Entity

----------------------------------------------------------    -------------------------------------------------------
Radio One Licenses, Inc.                                      Radio One Licenses, LLC

Radio One of Detroit, Inc.                                    Radio One of Detroit, LLC

Radio One of Atlanta, Inc.                                    Radio One of Atlanta, LLC

ROA Licenses, Inc.                                            ROA Licenses, LLC

Radio One of Augusta, Inc.                                    Radio One of Augusta, LLC

Davis Broadcasting of Charlotte, Inc.                         Charlotte Broadcasting, LLC

Radio One of North Carolina, Inc.                             Radio One of North Carolina, LLC

Radio One of Boston Licenses, Inc.                            Radio One of Boston Licenses, LLC